EXHIBIT 10.10









                             JOINT VENTURE AGREEMENT


                                     between

                       INTERNATIONAL ASSETS HOLDING CORP.

                                       and

                            LAKESIDE INVESTMENTS, LLC




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                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS AND INTERPRETATION.....................................1
             1.1 Definitions.................................................1
             1.2 Interpretation..............................................4

ARTICLE 2 THE COMPANY........................................................5
             2.1      Formation..............................................5
             2.2      Purpose................................................6
             2.3      Place of Business......................................6
             2.4      Term...................................................6
             2.5      Statutory Compliance...................................6
             2.6      Title to Property......................................6
             2.7      Payments of Individual Obligations.....................6

ARTICLE 3 PARTIES' CAPITAL CONTRIBUTIONS.....................................7
             3.1      Initial Capital Contributions and Percentage Interests.7
             3.2      Additional Capital Contributions.......................7
             3.3      Other Matters..........................................8

ARTICLE 4  MANAGEMENT........................................................8
             4.1      Management of the Company..............................8
             4.2      Membership of Board of Managers........................8

ARTICLE 5  OPERATIONS OF THE COMPANY.........................................9
             5.1      Business Plan..........................................9
             5.2      Budget.................................................9
             5.3      Deadlock..............................................10

ARTICLE 6  ACCOUNTING, BOOKS, RECORDS AND REPORTS...........................11
             6.1      Accounting, Books and Records.........................11
             6.2      Tax Returns; Information..............................11
             6.3      Reports...............................................12
             6.4      Certified Public Accounting Firm......................12

ARTICLE 7  PRODUCTS.........................................................12
             7.1      Products Made Available to the Company................12
             7.2      Company Products Developed by the Joint Venture.......12
             7.3      Costs Associated with the Marketing and Sale of
                      Company Products......................................13

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RTICLE 8   TRANSFERS OF INTERESTS...........................................13
             8.1      Restrictions on Transfers.............................13
             8.2      Permitted Transfers...................................14
             8.3      Purchase and Sale Rights..............................14
             8.4      General Provisions Regarding Transfers................15

ARTICLE 9  COMPLIANCE WITH LAW..............................................16
             9.1      General Compliance....................................16

ARTICLE 10 [Intentionally Omitted]..........................................16

ARTICLE 11  INDEMNIFICATIONS................................................17
            11.1     Parties' Indemnification...............................17
            11.2     Indemnification as to Actions or Omissions in
                        Company's Business..................................17
            11.3     Cross Indemnification..................................17
            11.4     Indemnifications by Lakeside...........................18
            11.5     Indemnifications by IAHC...............................19
            11.6     Procedure for Indemnification..........................19
            11.7     Survival...............................................19

ARTICLE 12  EVENTS OF DEFAULT...............................................19
            12.1     Events of Default......................................19
            12.2     Remedies Upon Default..................................21

ARTICLE 13  TERMINATION.....................................................21
            13.1     Passage of Time........................................21
            13.2     Early Termination......................................21
            13.3     Dissolution, Liquidation, and Winding Up Generally.....22

ARTICLE 14  MISCELLANEOUS...................................................22
            14.1     Notices................................................22
            14.2     Binding Effect.........................................22
            14.3     Construction...........................................23
            14.4     Headings...............................................23
            14.5     Severability...........................................23
            14.6     Further Action.........................................23
            14.7     Governing Law..........................................23
            14.8     Counterpart Execution..................................23
            14.9     Force Majeure..........................................24
            14.10    Entire Agreement.......................................24
            14.11    Conflict with LLC Agreement............................24
            14.12    Confidentiality........................................24
            14.13    Due Authorization......................................26
            14.14    No Third Party Rights..................................26
            14.15    Dispute Resolution.....................................26

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EXHIBITS

Exhibit 5.2                Budget

                                      -v-

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                             JOINT VENTURE AGREEMENT

This Joint Venture Agreement (the "Agreement") made this 30th day of September, 1998 (the "Effective Date"), by and between International Assets Holding Corp., a corporation organized under the laws of Delaware ("IAHC"), and Lakeside Investments, LLC, a limited liability company organized under the laws of Delaware ("Lakeside") (IAHC and Lakeside being collectively referred to herein as the "Parties," and either one of them as a "Party");

                                   WITNESSETH:

WHEREAS, the Parties intend to form a joint venture for the purpose of marketing and selling certain securities related products developed by International Assets Advisory Corp., a subsidiary of IAHC ("IAAC"), and by Lakeside, and new products to be developed by the joint venture (the "Business");

WHEREAS, the Parties intend that their joint venture relationship should be governed by the terms and conditions of this Agreement and the ancillary agreements referred to in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, promises and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be and being legally bound, hereby agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

(a)
"Additional  Capital  Contribution"  has  the  meaning  given  in the  LLC
Agreement.

(b) "Adverse Event" shall have the meaning set forth in Section 3.2.



(c) "Affiliate" of a Person shall mean a company, corporation, Company, or other Person that the Person, whether directly or indirectly, controls, is controlled by, or is under common control with; provided however that neither IAHC nor Lakeside shall be deemed to be an Affiliate of the other. For purposes of this definition "control" shall exist if such Person has direct or indirect ownership of 50% or more of the voting securities or other ownership interests of such Person.


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(d) "Agreement"  means this Agreement,  as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

(e) "Board of Managers" means the Board of Managers of the Company.

(f) "Budget" means the Company's budget for a given Fiscal Year which has been approved pursuant to Section 5.2, which Budget will include (i) an income statement prepared on an accrual basis which will show in reasonable detail the revenues and expenses projected for the Company's business for such Fiscal Year,
(ii) a cash flow statement which will show in reasonable detail the receipts and disbursements projected for the Company's business for such Fiscal Year and the amount of any corresponding cash deficiency or surplus, (iii) any contemplated borrowings of the Company for such Fiscal Year, (iv) any Additional Capital Contributions required of the Parties for such Fiscal Year.

(g) "Business" has the meaning set forth in the first recital to this Agreement.

(h) "Business Plan" means the overall business plan of the Company for a given Fiscal Year, and modifications or amendment thereto, as approved in accordance with the Section 5.1.

(i) "Call Right" shall have the meaning set forth in Section 8.3(b).

(j) "Company" means the limited liability company formed pursuant to this Agreement.

(k) "Company Products" shall have the meaning set forth in Section 7.2.

(l) "Consumer Price Index" shall mean the average price index for the prior twelve (12) months, counting from the first day of each Fiscal Year, for the New York City metropolitan area as published monthly by the Bureau of Labor Statistics of the United States Department of Labor.

(m) "Default Budget" shall have the meaning set forth in Section 5.2(b).

(n) "Default Budget Year" shall have the meaning set forth in Section 5.2(b).


(o) "Defaulting Party" shall have the meaning set forth in Section 12.1.

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(p)  "Delaware  Act" shall mean the Delaware  Limited  Liability  Company Act at
Title 6 of the Delaware Code, ss 18-101 through ss 18-1109, as the same may be amended from time to time.

(q) "Entity" shall mean any general partnership,  limited  partnership,  limited
liability  company,   corporation,   joint  venture,   trust,   business  trust,
cooperative, association, foreign trust or foreign business organization.

(r) "Event of Default" shall have the meaning given in Section 12.1.

(s) "Fiscal Year" means the Company's fiscal year, which shall end on September 30.

(t) "Force Majeure" shall mean all events which are beyond the control of the Parties to this Agreement and which are unforeseen, unavoidable or insurmountable, and which prevent total or partial performance by a Party. Such events shall include any strikes, lockouts, explosions, shipwrecks, acts of nature or the public enemy, fires, floods, sabotage, accidents, wars, riots, interference by military authorities, insurrections and any other similar incident.

(u) "Indemnified Party" shall have the meaning set forth in Section 11.6(a).

(v) "Indemnifying Party" shall have the meaning set forth in Section 11.6(a).

(w) "Indemnitees" has the meaning given in Section 11.2.

(x) "Know-How" shall have the meaning set forth in Section 14.12(b).

(y) "LLC Agreement" has the meaning given in Section 2.1.

(z) "Manager" shall mean any one or more of the members of the Board of Managers of the Company.

(aa) "Membership Interest" has the meaning given in the LLC Agreement.

(bb) "Non-Defaulting Party" shall have the meaning set forth in Section 12.1.

(cc) "Option Agreement" shall mean the option agreement to be entered into between the parties.

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(dd) "Parties" means those Entities executing this Agreement.  "Party" means any one of the Parties. All references in this Agreement to a majority of the Parties shall mean Parties whose combined Percentage Interests equal more than fifty percent (50%).

(ee) "Percentage Interest" has the meaning given in the LLC Agreement.

(ff) "Permitted Transfer" has the meaning set forth in Section 8.2(b).

(gg) "Person" shall mean any individual or Entity, and their heirs, executors, administrators, legal representatives, successors and assigns where the context so permits.

(hh) "President" shall have the meaning given in the LLC Agreement.

(ii) "Products" shall mean the proprietary securities products marketed and sold by the Company.

(jj) "Property" means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property, as well as the contractual rights of the Company.

(kk) "Put Right" shall have the meaning set forth in Section 8.3(a).

(ll) "SEC" shall have the meaning set forth in Section 3.2.

(mm) "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge, encumbrance or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, encumber or otherwise dispose of.

1.2 Interpretation.

In this Agreement, unless the context otherwise requires:

(a) words importing the singular include the plural and vice versa;

(b) words importing a gender include both genders;

(c) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time;

(d) references to Articles, Sections and Exhibits are references to articles and sections of, and exhibits to, this Agreement;

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(e) headings are for  convenience  only and shall be ignored in construing  this
Agreement;

(f) references to any Party include references to its successors and permitted assigns;

(g) references to law include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation and any judgment or determination of any competent authority;

(h) references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time; and

(i) references to any judgment include references to any order, injunction, decree, determination or award of any court or tribunal.

                                    ARTICLE 2

                                   THE COMPANY

2.1 Formation.

In order to carry out the purposes of this Agreement, the Parties shall form a Delaware limited liability company to be named International Assets New York, LLC (the "Company") and shall enter into an operating agreement for the Company substantially in the form of Exhibit 2.1 (the "LLC Agreement"). The Business shall be conducted by the Company in accordance with the LLC Agreement and with this Agreement.

2.2 Purpose.

(a) The purpose of the Company will be to carry out the Business. The Company will have all powers necessary to engage in any and all activities which the Parties deem necessary or desirable to accomplish the purpose of the Company.


(b) The  Company  shall  exist and act only for the  purpose  specified  in this
Section 2.2. Except as otherwise provided in this Agreement, the Company shall not engage in any other activity or business. Neither Party shall have any authority to hold itself out as a general agent of the other Party in any other business or activity.

2.3 Place of Business.

The principal place of business of the Company shall be International Assets New York, LLC, New York, New York, or at such other place within or without the State of Delaware as may be determined by the Parties.

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2.4 Term.

The term of the Company shall commence on the date hereof and shall continue until December 31, 2020, unless earlier terminated.

2.5 Statutory Compliance.

The Company shall exist under and be governed by the applicable laws of the State of Delaware. The Parties shall make all filings and disclosures required by, and shall otherwise comply with, all such laws. The Parties shall execute and file in the appropriate records within or without the State of Delaware any assumed or fictitious name certificates and other documents and instruments as may be necessary or appropriate with respect to the formation of, and conduct of business by, the Company.

2.6 Title to Property.

All Property owned by the Company shall be owned by the Company as an entity and no Party shall have any ownership interest in such property in its individual name or right, and each Party's interest in the Company shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Company shall hold all of its Property in the name of the Company and not in the name of either Party.

2.7 Payments of Individual Obligations.

The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for or in payment of any individual obligation of a Party.

                                    ARTICLE 3

                         PARTIES' CAPITAL CONTRIBUTIONS

3.1 Initial Capital Contributions and Percentage Interests.

(a) Immediately following the effectiveness of this Agreement and the formation of the Company, IAHC shall contribute to the Company $100,000 in cash.

(b) Immediately following the effectiveness of this Agreement and the formation of the Company, Lakeside shall contribute to the Company $100,000 in cash.

(c) The initial Percentage Interest of each Party in the Company is the percentage interest set forth in Exhibit A to the LLC Agreement.

                                       -6-
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(d) The Parties' capital contributions and capital accounts in the Company shall be governed by the terms of the LLC Agreement. The Parties' Percentage Interests shall be governed by the terms of the LLC Agreement.

3.2 Additional Capital Contributions.

(a) On such date or dates as may be specified in the Budget adopted by the Parties, each Party shall provide one or more Additional Capital Contributions of a mutually-agreed upon sum not exceeding $100,000 per Party in the aggregate, provided, however, neither Party shall be required to make an Additional Capital Contribution if any of the following events (an "Adverse Event") occur:

(i) the Company is the subject of an investigation by the NASD or Securities and Exchange Commission ("SEC") with respect to any sales or trading practices or other matter relating to the Business other than routine inspections of the Company's books and records; or

(ii) the Company is the subject of a lawsuit in which the relief sought against the Company is greater than $500,000.

(b) In the event that either Party elects not to make an Additional Capital Contribution due to the occurrence of an Adverse Event, neither Party shall make such Additional Capital Contribution. During the ninety (90) day period following the occurrence of an Adverse Event, IAHC shall have the right to exercise its Put Right under Section 8.3(a), and Lakeside shall have the right to exercise its Call Right under Section 8.3(b).

3.3 Other Matters.


Except as otherwise provided in this Agreement or in the LLC Agreement no Party shall demand or receive a return of its contributions to the Company without the consent of all Parties. Under circumstances requiring a return of any contribution to the Company, no Party shall have the right to receive property other than cash except as may be specifically provided in this Agreement or the LLC Agreement.
                                    ARTICLE 4

                                   MANAGEMENT

4.1 Management of the Company.

(a) The management of the Company will be undertaken in accordance with the applicable provisions of the LLC Agreement.


                                      -7-
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(b) The initial  officers of the Company  shall  consist of a  President,  Vice
President, Secretary and Treasurer. IAHC shall have the right to appoint the Vice-President and the Treasurer, and Lakeside shall have the right to appoint the President and the Secretary.

(c) Mark Frankel shall be the initial President, and shall receive an initial salary of Seventy-Five Thousand Dollars ($75,000) per year. Such salary shall be increased at the beginning of each Fiscal Year following the initial Fiscal Year of the Company in an amount equal to the prior year's salary multiplied by the prior year's Consumer Price Index percentage amount. A bonus may be paid from time to time in the sole discretion of the Board of Managers. Operation of the Business shall be Mr. Frankel's primary endeavor. Mr. Frankel may engage in other business activities provided such activities are not competitive with the Business of the Company and do not interfere with the fulfillment of his obligations to the Company as determined from time to time by the Board of Managers.

4.2 Membership of Board of Managers.

Each of the Parties shall have the right to nominate two of the Managers. IAHC shall nominate Diego J. Veitia and Jerome F. Miceli as its initial Managers, and Lakeside shall nominate Menashe Frankel and Sharon Frankel as its initial Managers. Each of the Parties covenants that it shall take all actions from time to time necessary or desirable including, without limitation, the voting of its Membership Interest, the execution of written consents, the calling of special meetings, the waiving of notice and the attending of meetings, so as to cause the two persons nominated by the other Party to be Managers for so long as the other Party shall so desire. Each Party also agrees to take all action necessary to remove forthwith any Manager when (and only when) such removal is requested for any reason with or without cause by the Party that nominated such Manager and in the case of death, resignation or other removal as herein provided of such a Manager, to appoint forthwith another Manager nominated by the same Party that nominated the deceased, resigning or removed Manager.

                                    ARTICLE 5

                            OPERATIONS OF THE COMPANY

5.1 Business Plan.

(a) The Company shall carry out, and the Parties shall cause the Company to carry out, all activities which are necessary to meet the objective of the Company's then applicable Business Plan.

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(b) The  initial  Business  Plan will be  developed  by the Parties on or before
September 30, 1998.

(c) The Business Plan shall be reviewed at least annually by the President and shall be submitted to the Board of Managers for its review and consideration within forty-five (45) days before the end of each Fiscal Year of the Company. The Business Plan presented to the Board of Managers may be amended or modified by the Board of Managers, and the Business Plan, as approved by the Board of Managers, shall be implemented by the Company during the following Fiscal Year.

5.2 Budget.

(a) To meet the objectives of the Business Plan as from time to time in force, the Company shall establish a Budget for each Fiscal Year of the Company. The Budget for the first Fiscal Year is attached hereto as Exhibit 5.2. At least forty-five (45) days before the end of each Fiscal Year the President will provide the Board of Managers with a proposed Budget for the forthcoming Fiscal Year, for approval by the Board of Managers.

(b) If the Budget for any Fiscal Year thereafter has not been approved by the Board of Managers by the last day of the preceding Fiscal Year, the Budget for the preceding Fiscal Year (the "Default Budget") will remain in effect for such new Fiscal Year (the "Default Budget Year"), as adjusted (without duplication) to reflect increases or decreases resulting from the following events:

(i) the operation of escalation or de-escalation provisions in contracts in effect at the time of approval of the prior Fiscal Year's Budget solely as a result of the passage of time or the occurrence of events beyond the control of the Company to the extent such contracts are still in effect and have not been terminated;

(ii) elections made in any prior Fiscal Year under contracts contemplated by the Budget for the prior Fiscal Year regardless of which party to such contracts makes such election;

(iii) increases or decreases in expenses attributable to the annualized effect of employee additions or reductions during the prior Fiscal Year contemplated by the Budget for the prior Fiscal Year;

(iv) interest expense attributable to any loans made to the Company;

(v) increases or decreases in overhead expenses in an amount equal to the total of overhead expenses reflected in the Budget for the prior Fiscal Year

                                      -9-
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(excluding  nonrecurring  items)  multiplied  by the increase or decrease in the
Consumer Price Index for the prior year (but in no event will such change be more than 5% of the corresponding items in the prior Fiscal Year Budget); and

(vi) decreases in expense attributable to non-recurring items reflected in the prior Fiscal Year's Budget.

(c) Following the approval of the Business Plan and Budget for a Fiscal Year (or deemed approval in the case of a Default Budget), the President of the Company will cause a copy of such Business Plan and Budget to be delivered to each Party. In the event any modification to the Business Plan or Budget is adopted in accordance with this Agreement, the President will promptly issue a revised Business Plan or Budget reflecting such modification for the remainder of such Fiscal Year and deliver a copy of it to each Party.

5.3 Deadlock.


(a) In the event that in two consecutive meetings the Board is unable to reach a decision on any of the matters listed in Section 5.3(b), either Party may request in a writing to the other Party that the President (or his designee) of each of the Parties use all reasonable efforts to reach agreement on the matter. If the Parties' Presidents or designees do not reach agreement in writing on the matter within fourteen (14) days of the date of receipt of such a written request, then the Parties may, at any time between the fifteenth and the twenty-second day after the date or receipt of the written request, exercise their respective Put Right and Call Right pursuant to, and in accordance with, the provisions of Section 8.3.

(b) The matters as to which Section 5.3(a) applies are:

(i) The approval of the Budget for a Fiscal Year (other than the first Fiscal Year of the Company), if the Company failed to meet the sales and earnings targets set for the Company in the Budget for the prior Fiscal Year; or

(ii) The raising of additional funds for the Company if the Company failed to meet the sales and earnings targets set for the Company in the Budget for the prior Fiscal Year.

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                                    ARTICLE 6

                     ACCOUNTING, BOOKS, RECORDS AND REPORTS

6.1 Accounting, Books and Records.

The Company shall maintain, and the Parties shall cause the Company to maintain, at IAHC's principal place of business separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of the Company's business in accordance with generally accepted accounting principles consistently applied and, to the extent inconsistent therewith, in accordance with this Agreement. The Company shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books accordingly. Each Party shall, at its sole expense, have the right, at any time without notice to any other Party, to examine, copy, and audit the Company's books and records during normal business hours.

6.2 Tax Returns; Information.

The Parties shall cause the Company's accountants to prepare all income and other tax returns of the Company and shall cause the same to be filed in a timely manner. The Parties shall cause the Company to furnish to each Party a copy of each such return, together with any schedules or other information which each Party may require in connection with such Party's own tax affairs.


6.3 Reports.

Within thirty days of the end of each calendar year the President of the Company shall provide the Parties with summary financial information in a format to be determined by the Board of Managers relating to the operations of the Company for the year just ended. The President shall also prepare annual financial statements, including balance sheets, statements of operations, Company interests and cash flow, for each fiscal year of the Company. The annual financial statements shall be prepared in accordance with U.S. generally accepted accounting principles.

6.4 Certified Public Accounting Firm.

The Company shall retain a nationally recognized (that is, one of the six largest) independent certified accounting firm to audit its annual financial statements. The Company shall cause draft, unaudited financial statements to be provided to the Parties within 60 days following the end of each Fiscal Year and the audited annual financial statements and the report of the certified public accounting firm shall be provided, together with any management letter prepared

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by such accounting firm, to the Parties within 90 days following the end of each
Fiscal Year.
                                    ARTICLE 7

                                    PRODUCTS

7.1 Products Made Available to the Company.

(a) Each Party hereby promises to make its Products available to the Company, in a nonexclusive manner, for the purpose of marketing and selling the Products by the Company.

(b) The Parties shall provide the Company at cost with such marketing information concerning the Products as the Company may reasonably require in order to assist the Company with the marketing and sale of the Products.

(c) The Parties shall similarly provide other information to the Company as the Board of Managers of the Company may from time to time reasonably request, to facilitate the Company's marketing and sale of the Products, including, but not limited to mail lists.

7.2 Company Products Developed by the Joint Venture.

Any securities products developed by the Company (the "Company Products") shall be the property of the Company, in accordance with Section 2.6 hereof.

7.3 Costs Associated with the Marketing and Sale of Company Products

IAHC shall undertake to enter into a Services Agreement between IAHC and the Company, which shall govern the provision of services by IAHC to the Company. Such services shall include, but not be limited to, the provision of sub-clearing services, registration of Company Products, and sales and administrative services and costs attributable to the Company and the Company Products. The Services Agreement shall provide that services performed on behalf of the Company shall be provided at cost.

                                    ARTICLE 8

                             TRANSFERS OF INTERESTS
8.1 Restrictions on Transfers.

Except as expressly permitted or required by this Agreement, no Party shall Transfer all or any portion of its Membership Interest or any rights therein without the unanimous consent of the Parties. Any Transfer or attempted Transfer by any Party in violation of the preceding sentence shall be null and void and of no force or effect whatsoever. Each Party hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement in view of the purposes of this Agreement and the relationship of the Parties. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable. Each Party hereby further agrees to hold the Company and each other Party (and each other Party's successors and assigns) wholly and completely harmless from any cost, liability, or damage (including, without limitation, liabilities for income taxes and costs of enforcing this indemnity) incurred by any of such indemnified Persons as a result of a Transfer or an attempted Transfer in violation of this Agreement.

8.2 Permitted Transfers.

(a) Subject to the conditions and restrictions set forth in this Section 8.2 and in Section 8.4, a Party shall have the right to Transfer all (but not less than all) of its Membership Interest by means of a Permitted Transfer.

(b) A "Permitted Transfer" is:

(i) Any Transfer by a Party of all of its Membership Interest to a wholly-owned subsidiary of such Party;

(ii) Any Transfer made pursuant to the Option Agreement; and

(iii) Any Transfer made pursuant to Section 8.3 of this Agreement.

8.3 Purchase and Sale Rights.

(a) In the event that IAHC has the right to exercise  its Put Right  pursuant to
Section 3.2 or 5.3, IAHC shall have the right to require Lakeside to purchase (the "Put Right") all but not less than all of the Membership Interest of IAHC. IAHC may exercise the Put Right by providing written notice to Lakeside of its intent to sell all of IAHC's Membership Interest to Lakeside. The notice shall include a closing date for such sale which shall be at least ninety (90) and no more than one hundred and twenty (120) days from the date of such notice. At the closing date, Lakeside shall purchase IAHC's right, title and interest in the Company at a price equal the lesser of the following two numbers:

(i) The product of the Percentage Interest represented by IAHC's Membership Interest and the shareholders' equity of the Company as determined in accordance with GAAP and as of the last day of the calendar quarter ended immediately prior to the date of the Put Right exercise notice; or

(ii) The sum total of IAHC's capital contributions to the Company.

If Lakeside fails to purchase IAHC's Membership Interest in connection with an exercise of the Put Right, such failure shall constitute an Event of Default under Section 12.1 and IAHC shall be the Non-Defaulting Party.


(b) In the event that Lakeside has the right to exercise its Call Right, Lakeside shall have the right to purchase (the "Call Right") all but not less than all of IAHC's Membership Interest pursuant to Section 3.2 or 5.3. Lakeside may exercise the Call Right by providing written notice to IAHC of its intent to purchase all of IAHC's Membership Interest. The notice shall include a closing date for such sale which shall be at least ninety (90) and no more than one hundred and twenty (120) days from the date of such notice. At the closing date, Lakeside shall purchase IAHC's right, title and interest in the Company at a price equal the lesser of the following two numbers:

(i) The product of the Percentage Interest represented by IAHC's Membership Interest and the shareholders' equity of the Company as determined in accordance with GAAP and as of the last day of the calendar quarter ended immediately prior to the date of the Put Right exercise notice; or

(ii) The sum total of IAHC's capital contributions to the Company.

8.4 General Provisions Regarding Transfers.

(a) A Transfer otherwise permitted under this Article 8 shall not take effect unless and until the following conditions are satisfied:

(i) The transferor and transferee shall execute such documents and instruments of conveyance and assumptions as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the transferee's agreement to be bound by the provisions of this Agreement and assumption of all monetary obligations of the transferor Party with respect to the Membership Interest being transferred and the transferor Party's agreement to guarantee the prompt payment and performance of such assumed obligations.

(ii) The transferee shall deliver such assurances as may be necessary or appropriate in the opinion of counsel to the Company to confirm such Transfer and that such transferor Party remains liable to perform all monetary obligations with respect to such interest.

(iii) The Company shall receive, prior to such Transfer, if it deems it necessary, an opinion of counsel satisfactory to the Company confirming that such Transfer will not terminate the Company for federal income tax purposes.

(iv) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred interest until it has received such information.

(b) The requirements of Section 8.4(a) shall not apply to an adjustment of Percentage Interests pursuant to Section 8.3 or a Transfer of Membership Interests pursuant to Section 8.3.

(c) The Parties intend that the Permitted Transfer of an interest in the Company shall not cause the dissolution of the Company under the Delaware Act; however, in the event of any such dissolution, the Parties shall cause the Company to be reformed and shall make reasonably best efforts to continue the business of the Company under this Agreement as if no such dissolution had occurred.

(d) In the event any Membership Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.
                                    ARTICLE 9

                               COMPLIANCE WITH LAW

9.1 General Compliance.

IAHC and Lakeside in the performance of their obligations under this Agreement and the Company in the conduct of its Business shall comply in all respects with all applicable laws and regulations of the United States of America (including all applicable state and federal securities laws) and of any country in which the Company does business. Each of the Parties shall cooperate with the other and with the Company in meeting this obligation.


                                   ARTICLE 10

                             [Intentionally Omitted]

                                   ARTICLE 11

                                INDEMNIFICATIONS

11.1 Parties' Indemnification.

No Party has or will have any authority to act for or to assume any obligation or responsibility on behalf of another Party or the Company except as expressly provided in this Agreement or in a writing signed by both Parties. In addition to the other remedies specified in this Agreement, each Party agrees to indemnify and hold each other Party harmless from and against any claim, demand, loss, damage, liability or expense of any kind or nature whatsoever, including reasonable outside attorneys' fees, incurred by or against such other Party and arising out of or resulting from any action taken by the indemnifying Party in violation of the first sentence of this Section 11.1

11.2 Indemnification as to Actions or Omissions in Company's Business.

Except to the extent  otherwise  provided in this  Agreement,  the Parties  will cause the Company to indemnify, defend and hold harmless each Party and their respective officers, directors, employees and agents (collectively, "Indemnitees") from any loss, liability or damage incurred or suffered by any such Indemnitees with respect to any third-party claim by reason of any act performed or omitted to be performed, or alleged to have been performed or omitted, by such Indemnitees in connection with the Business of the Company (including any judgment, award, settlement, costs and other expenses, and reasonable outside attorneys' fees incurred in connection with the defense of any actual or threatened claim or action based on any such act or omission); provided that, if an Indemnitee's action or omission to act caused the loss, liability or damage incurred or suffered, such Indemnitee may not receive indemnification or avoid liability by reason of this provision with respect to any claim as to which the Indemnitee is adjudged by a final nonappealable decision of a court of competent jurisdiction to have acted in or with fraud, bad faith or willful misconduct. Any such indemnification will be made promptly following the fixing of the loss, liability or damage incurred or suffered by final nonappealable decision, settlement, contract or otherwise (except that any attorneys' fees and the expenses of defense may be paid as incurred).

11.3 Cross Indemnification.

As between the Parties, no Party will be liable or bear responsibility for more than its proportionate share (based on its Percentage Interest at the time such liability or obligation arises) of each of the liabilities and obligations of the Company. In the event that either Party is required to pay, discharge or otherwise bear responsibility for any amount of any liability or obligation of the Company in excess of such Party's proportionate share (otherwise than by reason of such Party's violation of this Agreement, fraud, bad faith or willful misconduct), the other Party agrees to indemnify, hold harmless and reimburse such Party against and for such other Party's proportion share of such excess. It is the intention of the Parties that, following the operation of this Section, each Party will have borne exactly its proportionate share of the liability or obligation of the Company at issue.

11.4 Indemnifications by Lakeside.

Lakeside shall indemnify, defend and hold harmless IAHC and keep IAHC indemnified against any loss, damage, costs or expense (including reasonable attorneys' fees) suffered or incurred by IAHC as the result of any action, claim, demand or proceeding commenced by any Person due to:

(a) Lakeside's breach of this Agreement; or

(b) Lakeside's willful misconduct in the performance of its obligations under this Agreement.

11.5 Indemnifications by IAHC.

IAHC shall indemnify, defend and hold harmless Lakeside and keep Lakeside indemnified against any loss, damage, costs or expense (including reasonable attorneys' fees) suffered or incurred by Lakeside as the result of any action, claim, demand or proceeding commenced by any Person due to:

(a) IAHC's breach of this Agreement; or

(b) IAHC's willful misconduct in the performance of its obligations under this Agreement.

11.6 Procedure for Indemnification.

(a) Each Party (the "Indemnified Party") shall give prompt written notice to the other Party (the "Indemnifying Party") of any claim or event known to it which does or may give rise to a claim by the Notifying Party based on the indemnification provisions of this Agreement, stating the nature and basis and said claim or events and the amounts thereof, to the extent known. Such notice shall be a condition precedent to any indemnification obligation of the Notified Party. Notwithstanding the foregoing, failure to give reasonably prompt written notice pursuant to this Section 11.6 shall not defeat a claim made pursuant the indemnification provisions of this Agreement, except to the extent that the Notified Party can establish that it has been harmed by such delay.

(b) In the event of any claim, action, suit or proceeding made or brought against an Indemnified Party, the Indemnified Party shall give the Indemnifying

Party written notice of such claim,  action,  suit or proceeding as described in
Section 11.6(a), with a copy of the claim, process and legal pleadings with respect thereto. After notification, the Indemnifying Party may participate in and assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party at the time of such assumption. If the Indemnifying Party assumes the defense of the claim, action, suit or proceeding, the Indemnified Party shall nonetheless have the right to employ its own counsel and such counsel may participate in such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, when and as incurred, unless (a) the employment of counsel by the Indemnified Party has been authorized by the Indemnifying Party, or (b) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such claim, action, suit or proceeding reasonably satisfactory to the Indemnified Party. If clause (b) of the preceding sentence applies, then counsel for the Indemnified Party shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the Indemnified Party. The Parties shall keep each other fully informed of such claim, action, suit or proceeding at all stages thereof whether or not both Parties are represented by its own counsel.

11.7 Survival.

The provisions of this Article 11 shall survive dissolution and liquidation of the Company and shall survive termination of this Agreement for any reason.

                                   ARTICLE 12

                                EVENTS OF DEFAULT

12.1 Events of Default.

A Party ("the Defaulting Party") shall be in default under this Agreement, and shall thereby give rise to the rights and remedies of the other Party ("the Non-Defaulting Party") and other consequences specified in Section 12.2, if any of the following events (each such event, an "Event of Default") occurs:

(a) if the Defaulting Party fails to duly and punctually perform or comply with any of its material obligations under this Agreement and does not remedy such failure within 30 days from the earlier of:

(i) the date on which the Defaulting Party became aware of such failure; and

(ii) receipt of written notice from the Non-Defaulting Party requiring it to do so;

(b) if any representation made by the Defaulting Party in this Agreement is incorrect or is misleading in a material respect and the Defaulting Party does not remedy such defect within 30 days from the earlier of:

(i) the date on which the Defaulting Party became aware of such defect; and

(ii) receipt of written notice from the Non-Defaulting Party requiring it to do so;

(c) the Defaulting Party becomes or is deemed to be insolvent, bankrupt or unable to pay its debts; or a resolution is passed for, or an application is made for an order of, winding up the Defaulting Party; or the Defaulting Party enters into bankruptcy, reorganization or liquidation proceedings however described, whether voluntary or involuntary, under the U.S. Bankruptcy Code, state insolvency law, or the law of any country or jurisdiction; or the Defaulting Party makes an assignment for the benefit of creditors; or any action is taken by or against the Defaulting Party the purpose or effect of which is or may be to relieve the Defaulting Party from the payment of its debts; or the Defaulting Party has a trustee, receiver, administrator, or liquidator appointed for all or some of its assets; or the Defaulting Party takes or suffers any similar action in consequence of debt, bankruptcy or insolvency in any jurisdiction, provided that this paragraph shall not apply to a bona fide re-organization of the Defaulting Party while solvent on terms approved by the other Party (such approval not to be unreasonably withheld or delayed);

(d) without the prior written consent of the Non-Defaulting Party or as otherwise provided in this Agreement, the Defaulting Party assigns all or any part of its rights or interests under this Agreement, or the Defaulting Party gives notice of its withdrawal from the Company, or undertakes a Resignation (as that term is defined in the LLC Agreement); or

(e) the Defaulting Party is prevented by any law from carrying out any of its material obligations under this Agreement.

12.2 Remedies Upon Default.

The rights and remedies of the Non-Defaulting Party and other consequences that are triggered by the occurrence of any and every Event of Default are as follows:

(a) The Non-Defaulting Party may sue the Defaulting Party for compensatory damages, but in no event shall a Defaulting Party be liable for consequential damages;

(b) Notwithstanding any other provision of this Agreement, the Non-Defaulting Party shall be entitled to fill unilaterally all vacancies that may occur on the Board of Managers until the Event of Default is rectified;

(c) Notwithstanding any other provision of this Agreement, the Non-Defaulting Party shall be entitled to fill unilaterally any vacancies that may occur in any of the officer positions of the Company;

(d) The Non-Defaulting Party may order the dissolution of the Company in accordance with Article 14 of the LLC Agreement; and

(e) Exercise any other rights and remedies available to the Non-Defaulting Party at law or in equity.

The rights and remedies specified in this Section 12.2 are cumulative.

                                   ARTICLE 13

                                   TERMINATION

13.1 Passage of Time.

In the event that the Company has not been dissolved, wound up or liquidated on the date specified in Section 2.4, then this Agreement will terminate on that date and the Company shall be dissolved in accordance with the provisions of the LLC Agreement.

13.2 Early Termination.

If not previously terminated, this Agreement shall terminate on the first date that one of the Parties no longer owns a Membership Interest.

13.3 Dissolution, Liquidation, and Winding Up Generally.

Any dissolution, liquidation or winding up of the Company shall be done in accordance with the terms of the LLC Agreement.

                                   ARTICLE 14

                                  MISCELLANEOUS

14.1 Notices.

Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and (a) personally delivered, including over-night delivery by a courier service, (b) sent by postage prepaid registered first-class airmail or (c) transmitted by telecopy as follows:

If to IAHC:

                    International Assets Holding Corporation
                      250 Park Avenue South, Suite 200...
                           Winter Park, Florida 32789
                        Facsimile Number: (407) 629-2470

                           Attention: Diego J. Veitia

If to Lakeside:

                            Lakeside Investments, LLC
                                 211 Private Way
                           Lakewood, New Jersey 08701
                        Facsimile Number: (732) 364-0956

                           Attention: Menashe Frankel

14.2 Binding Effect.

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, and permitted successors, transferees, and permitted assigns.

14.3 Construction.

Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party. The terms of this Agreement are intended to embody the economic relationship among the Parties and shall not be subject to modification by, or be conformed with, any actions by the Internal Revenue Service except as this Agreement may be explicitly so amended and except as may relate specifically to the filing of tax returns.

14.4 Headings.

Article headings, Section headings, and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.
14.5 Severability.

Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

14.6 Further Action.

Each Party  agrees to perform all further  acts and  execute,  acknowledge,  and
deliver  any  documents  which  may  be  reasonably  necess  ary,   appropriate,
ordesirable to carry out the provisions of this Agreement.

14.7 Governing Law.

The laws of the State of New York, excluding the rules on conflict of laws and choice of law, shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Parties.

14.8 Counterpart Execution.

This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

14.9 Force Majeure.

If an event of Force Majeure occurs, a Party's contractual obligations affected by such an event shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty, for a period equal to such suspension. The Party claiming Force Majeure shall promptly inform the other Party in writing and shall furnish sufficient proof of the occurrence and duration of such Force Majeure. The Party claiming Force Majeure shall also use all reasonable endeavors to terminate the Force Majeure. In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

14.10 Entire Agreement.

This Agreement and the schedules and exhibits hereto and the other agreements referred to herein constitute the entire agreement between the Parties pertaining to the Business and the Company and supersede all previous communications, agreements and understandings between the Parties relating to the Company. Neither Party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other Party that is not set out or referred to in this Agreement. This Agreement may be amended or modified only by a written agreement signed by all of the Parties.

14.11 Conflict with LLC Agreement.

Notwithstanding anything in this Agreement or the LLC Agreement to the contrary, in the event of any conflict between this Agreement and the LLC Agreement, the provisions of this Agreement shall control.

14.12 Confidentiality.

(a) Subject to the requirements of applicable law, each Party shall maintain in confidence the terms and existence of this Agreement and all confidential information identified as such received from the other, whether of a commercial or technical nature, shall use such information only for the benefit of the Company, and shall not disclose any such information to a third party (other than such Party's officers, directors, shareholders, partners and professional advisers) or make any unauthorized use thereof. Each Party shall treat such information with the same degree of care against disclosure or unauthorized use which it affords to its own confidential information. The obligation of confidential treatment shall not apply to any information that (i) has become generally available in the public domain, (ii) was in the receiving Party's possession prior to disclosure, (iii) was independently developed by the receiving Party, (iv) was received from a third party who had a right to disclose such information, or (v) is required to be disclosed to comply with applicable laws, rules, regulations or court orders; provided, that with respect to any disclosure of information pursuant to this Section 14.12(a)(v) each Party will consult with the other Party prior to making any such disclosure.

(b) The Parties acknowledge that the Company will receive from IAHC and IAHC's Affiliates and Lakeside and Lakeside's Affiliates certain proprietary information regarding the investment products developed prior to this Agreement by the Parties (the "Know-How"). The Parties and the Company acknowledge and agree that the Know-How of each Party is proprietary to such Party and is confidential. The Parties shall cause the Company to keep all Know-How in confidence, and shall not use such Know-How other than in the normal course of the Business. Except as permitted herein or as expressly permitted by the Parties in writing, the Company shall not, directly or indirectly, disclose, divulge, copy, furnish to or make accessible to any third party any Know-How. Notwithstanding the foregoing sentence, the Company may disclose the Know-How to those employees or officers of the Company who require such information in connection with the operation of the Business. The Parties shall cause the Company to ensure that such employees or officers are aware of and comply with the confidentiality obligation imposed on the Company under this Agreement. The Company's obligation of confidential treatment of the Know-How shall not apply to any information that (i) has become generally available in the public domain,
(ii) was in the Company's possession prior to the date hereof, (iii) was independently developed by the Company, (iv) was received from a third party who had a right to disclose such information, or (v) is required to be disclosed to comply with applicable laws, rules, regulations or court orders; provided, that with respect to any disclosure of information pursuant to Section 14.12(b)(v) the Parties and the Company will consult with each other prior to the Company making any such disclosure.

(c) In order to avoid the disclosure or misappropriation of the Know-How, the Parties shall cause the Company to maintain appropriate security measures which are no less stringent than those security measures used to safeguard the
Company's proprietary information and in any event that are no less stringent than are reasonably necessary to protect that the Know-How from unauthorized disclosure. The Parties shall cause the Company to promptly notify each Party of any unauthorized disclosure of the Know-How and take such action as the Party affected by such disclosure reasonably requests to prevent any further unauthorized disclosure of the Know-How.

(d) This Section 14.12 will survive termination of this Agreement for any reason.


14.13 Due Authorization.

Each of the Parties represents and warrants that it has all requisite corporate and other power and authority to enter into and perform its obligations under this Agreement, and that the execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate and other action on the part of such Party.

14.14 No Third Party Rights.

The representations, warranties, covenants and agreement contained in this Agreement are for the sole benefit of the Parties and shall not be deemed or construed as in any way creating or conferring any rights or obligations on any third party.

14.15 Dispute Resolution.

Any disputes arising out of, relating to, or arising in connection with this Agreement or any of the documents or agreements attached hereto as exhibits (including without limitation the LLC Agreement) shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules and the Supplementary Procedures for Commercial Arbitration of the American Arbitration Association (except insofar as those rules and procedures are modified by the terms of this paragraph). Each of the Parties shall appoint one arbitrator, and the two arbitrators thus selected shall designate a third. If either of the Parties fails to appoint its arbitrator within sixty (60) days after receipt of notice of the appointment by the other of its arbitrator, or if the two arbitrators fail to appoint a third within sixty (60) days, then the American Arbitration Association will have the power, on the request of either party, to make the appointments. The arbitration will be held in New York City unless both Parties agree otherwise; and it shall be held as promptly as possible at such time as the arbitrators may determine. The arbitration shall be conducted in the English language. The decision of a majority of the arbitrators will be final and binding upon the parties hereto, and the expenses of the arbitration will be shared equally between the parties. The arbitration proceedings and all evidence provided by both parties shall be kept secret and confidential and not disclosed to any person not a party to the arbitration. Judgment upon the arbitration award may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Anything to the contrary in this Agreement notwithstanding, neither Party shall be prevented from applying to a court of competent jurisdiction for such preliminary or interim injunctive relief, or relief in aid of arbitration, as may be necessary to preserve or restore the status quo, and neither Party shall be prevented from impleading any other Party into a lawsuit or other legal proceeding brought by a third person or entity where the impleading Party has a claim or cause of action against the impleaded Party for contribution, for indemnity, or otherwise related to or arising out of the same transaction or occurrence as is the subject of the third person or entity's lawsuit or proceeding.

IN WITNESS WHEREOF, the Parties have entered into this Joint Venture Agreement as of the day first above set forth.

                                         International Assets Holding Corp.



                                          _____________________________
                                          By: /s/ Diego J. Veitia
                                          Its: Chairman & CEO



                                          Lakeside Investments, LLC



                                           _____________________________

                                           By: /s/ Menashe Frankel
                                           Its:  President